                                                                 Exhibit 10.24

                            SILICON IMAGE, INC.

                         EXECUTIVE BONUS PLAN FOR

                      OCTOBER 1, 1999 TO JUNE 30, 2000

OBJECTIVE: Award executive staff members named below for achievement of revenue growth and profitability.

SUMMARY: Named executive staff members will be eligible to receive a cash bonus based on a percentage of their then current base salary.

Executives shall receive a bonus of X% of their base salary earned in the nine-month period ended June 30, 2000. The X% will be determined based on a matrix of revenue and income from operations to be approved by the compensation committee of the Board of Directors.

The maximum payout will be equal to 65% of the base salary and the President will receive an additional 50% of the calculated percentage (if VP payout will be 20%, the President payout will be 30%).

DISTRIBUTION.

Bonus amounts will be paid as soon as reasonably possible following public disclosure of the Company's Q2-2000 financial results. Participants must be employed at the time of the distribution to be eligible for the payment, unless otherwise determined by the Compensation Committee.

This Executive Bonus Plan may be modified or cancelled, at any time and for any reason, at the sole discretion and by a majority of the Compensation Committee. Eligibility for participation in the Executive Bonus Plan is not evidence nor does it constitute a contract of employment between the Company and the Named Executive.

This Executive Bonus Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

NAME EXECUTIVE STAFF MEMBERS ARE:
     President and CEO - David Lee
     Named Executives reporting to the President: Dan Atler, Victor Da Costa,
          Parviz Khodi, Jalil Shaikh, Steve Tirado.


                                                                   Page 1 of 1